Exhibit 99.1

Apex Technology Acquisition Corporation Announces the Separate Trading of its Class A Common Stock and Warrants, Commencing November 5, 2019

NEW YORK, NY, Oct. 31, 2019 (GLOBE NEWSWIRE) -- Apex Technology Acquisition Corporation (the “Company” or “APXT”) announced that, commencing November 5, 2019, holders of the units sold in the Company’s initial public offering may elect to separately trade shares of the Company’s Class A common stock (“Class A Common Stock”) and warrants included in the units. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. Class A common stock and warrants that are separated will trade on the NASDAQ Capital Market under the symbols “APXT” and “APXTW,” respectively. Those units not separated will continue to trade on the NASDAQ Capital Market under the symbol “APXTU.”

This press release shall not constitute an offer to sell or the solicitation of an offer to buy the securities of the Company, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Apex Technology Acquisition Corporation

Apex Technology Acquisition Corporation is a blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. While the Company’s efforts to identify a target business may span many industries and regions worldwide, it intends to focus its search for prospects within the software and internet technology industries.

Forward-Looking Statements

This press release may include, and oral statements made from time to time by representatives of APXT may include, “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements regarding possible business combinations and the financing thereof, and related matters, as well as all other statements other than statements of historical fact included in this press release are forward-looking statements. When used in this press release, words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions, as they relate to us or our management team, identify forward-looking statements. Such forward-looking statements are based on the beliefs of management, as well as assumptions made by, and information currently available to, the Company’s management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors detailed in the Company’s filings with the Securities and Exchange Commission (“SEC”). All subsequent written or oral forward-looking statements attributable to us or persons acting on our behalf are qualified in their entirety by this paragraph. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and prospectus for the Company’s initial public offering filed with the SEC. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Company Contact:

Jeff Epstein

Brad Koenig

Apex Technology Acquisition Corp.

(619) 736-6855